EXHIBIT 99.1

NSB Holdings, Inc. Announces 3-for-2 Stock Split

MACON, Ga., September 9, 2005 —NSB Holdings, Inc. (OTC Pink Sheets:  NSBH) today announced that its Board of Directors has approved a three-for-two split of the company’s common stock, payable in the form of a 50% stock dividend.  Each shareholder of record at the close of business on September 20, 2005 will receive the additional shares of stock on September 30, 2005 with the fractional shares paid in cash.

Mark Stevens, President and CEO, said, “Our Board of Directors believes and this action confirms that our shareholders are important to our long term strategy of growth and earnings.  We are pleased to share our success with our shareholders as we continue to work to increase the liquidity of our stock”.

About NSB Holdings, Inc. and New Southern Bank

With headquarters in Macon, Georgia, NSB Holdings, Inc. is the holding company for New Southern Bank, which operates four banking locations in the middle Georgia markets of Macon and Warner Robins, and is currently expanding into the Savannah market.  The company specializes in commercial real estate and small business lending.

Safe Harbor

This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment.  These statements are provided to assist in the understanding of a future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements.  Any such statements are based on current expectations and involve a number of risks and uncertainties.  For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward-Looking Statements” in NSB Holdings, Inc.’s annual report filed on Form 10-K with the Securities and Exchange Commission.